UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53741	04-3053538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL 33433

(Address of principal executive offices)

(561) 750-9777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2019, DirectView Holdings, Inc., a Nevada corporation (the “Company”), entered into a binding Term Sheet For Settlement and Purchase of Convertible Promissory Notes (the “Binding Term Sheet”), by and among the Company and certain private investors (together, the “Sellers”). Pursuant to the Binding Term Sheet, approximately $9,000,000 of the Company’s indebtedness shall be immediately reduced to $3,000,000 upon the sale of $3,000,000 of Company indebtedness to an investor to be thereafter named (the “Purchaser”), thereby effectively reducing and canceling the Company’s indebtedness by approximately $6,000,000. The purchase of the indebtedness shall be undertaken in two tranches – the purchase of $800,000 of indebtedness immediately following the execution of the Binding Term Sheet and the purchase of the remaining $2,200,000 of indebtedness on or before January 31, 2020.

As consideration for the Seller agreeing to enter into the Binding Term Sheet, promptly following the purchase of the first tranche of indebtedness, the Company shall issue to one of the Sellers convertible preferred shares providing for the conversion thereof into $500,000 of the Company’s common stock. The conversion of the preferred shares into common shares shall be valued at a 25% discount to the volume weighted average price of the Company’s common stock during the one (1) trading day immediately prior to conversion. The preferred shares shall have a stated value of $500,000 and shall accrue interest at 12% per annum. In addition, the Sellers have agreed that, during the period following the purchase of the first tranche of indebtedness until the purchase of the second tranche of indebtedness, the Sellers shall not sell or convert any securities currently held in their possession, with the exception of a de minimum number of common shares which were already converted and in the possession of the Sellers. It is intended that the Binding Term Sheet shall be replaced with definitive documents.

The foregoing is only a brief description of the material terms of the Binding Term Sheet and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the Binding Term Sheet.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The shares of the Company’s common stock to be issued upon conversion of the convertible preferred shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), as it will be qualified for exemption under Section 4(a)(2) of the Securities Act. The securities will be exempt from registration under Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities is based upon the following factors: (a) the issuance of the shares of the Company’s common stock will be an isolated private transaction by us which will not involve a public offering; (b) there will only be two recipients; (c) there will not be a subsequent or contemporaneous public offerings of shares of the Company’s common stock by the Company; (d) the shares of the Company’s common stock will not broken down into smaller denominations; (e) the negotiations for the issuance of the preferred shares took place directly between the individual entities and the Company; and (f) the recipients of the shares of the Company’s common stock will be accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECTVIEW HOLDINGS, INC.

Date: October 15, 2019	/s/ Roger Ralston
	Name:	Roger Ralston
	Title:	Chief Executive Officer